THE PHOENIX EDGE SERIES FUND
                              AMENDED AND RESTATED
                              SUBADVISORY AGREEMENT
                              ---------------------



Roger Engemann & Associates, Inc.
600 North Rosemead Boulevard
Pasadena, California 91107-2101

RE: SUBADVISORY AGREEMENT

Gentlemen:

The Phoenix Edge Series Fund (the "Fund") is a diversified open-end investment company of the series type registered under the Investment Company Act of 1940 (the "Act"), and is subject to the rules and regulations promulgated thereunder. The shares of the Fund are offered or may be offered in several series, including the Phoenix-Engemann Small & Mid-Cap Growth Series (hereinafter referred to as the "Series").

Phoenix Investment Counsel, Inc. (the "Adviser") entered into an Advisory Agreement with the Fund dated January 1, 1993, as amended, pursuant to which Adviser is responsible for the day-to-day management of the Series. On May 24, 2000, the Advisor and Roger Engemann & Associates, Inc. (the "Subadviser") entered into a Subadvisory Agreement wherein Subadviser was engaged to invest and reinvest the assets of the Series on the terms and conditions set forth therein (the "Subadvisory Agreement").

Section 13 of the Subadvisory Agreement stated, in pertinent part, that the Subadvisory Agreement was to remain in full force and effect until December 31, 2000. It was subsequently revealed that the mutual intent of the parties was for the Subadvisory Agreement to remain in full force and effect for two (2) years subsequent to execution thereof. The parties therefore mutually desire to reform and restate the Subadvisory Agreement in order to correct this scrivener's error.

The parties therefore agree that the following terms and conditions shall pertain to the engagement of the Subadvisor by the Advisor with respect to the Series effective as of May 24, 2000:

1. Employment as a Subadviser. The Adviser, being duly authorized, hereby employs the Subadviser, to invest and reinvest the assets of the Series on the terms and conditions set forth herein. The services of the Subadviser hereunder are not to be deemed exclusive; the Subadviser may render services to others and engage in other activities which do not conflict in any material manner in the Subadviser's performance hereunder.

2. Acceptance of Employment; Standard of Performance. The Subadviser accepts its employment as a subadviser to the Adviser and agrees to use its best professional judgment to make investment decisions for the Series in accordance with the provisions of this Agreement.

3. Services of Subadviser. The Subadviser shall provide the services set forth herein and in Schedule A attached hereto and made a part hereof. In providing management services to the Series, the Subadviser shall be subject to the investment objectives, policies and restrictions of the Fund as they apply to the Series and as set forth in the Fund's then current Prospectus and Statement of Additional Information (as the same may be modified from time to time) and to the Fund's Agreement and Declaration of Trust and By-Laws, to the investment and other restrictions set forth in the Act, the Securities Act of 1933 and the Internal Revenue Code and the rules and regulations thereunder, and to the supervision and control of the Trustees of the Fund (the "Trustees"). The Subadviser shall not, without the Adviser's prior approval, effect any transactions which would cause the Fund at the time of the transaction to be out of compliance with any of such restrictions or policies.

4. Expenses. The Subadviser shall furnish at its own expense, or pay the expenses of the Adviser, for the following:

       (a) Office facilities, including office space, furniture and equipment utilized by its employees, in the fulfillment of Subadviser's responsibilities hereunder;

       (b) Personnel necessary to perform the functions required to manage the investment and reinvestment of the Series's assets (including those required for research, statistical and investment work), and to fulfill the other functions of the Subadviser hereunder;

       (c) Personnel to serve without salaries for the Fund as officers or agents of the Fund. The subadviser need not provide personnel to perform, or pay the expenses of the Adviser for, services customarily performed for an open-end management investment company by its national distributor, custodian, financial agent, transfer agent, auditors and legal counsel; and

       (d) Compensation and expenses, if any, of the Trustees who are also full-time employees of the Subadviser.

5. Transaction Procedures. All transactions for the Series will be consummated by payment to, or delivery by, the Custodian(s) from time to time designated by the Fund (the "Custodian"), or such depositories or agents as may be designated by the Custodian pursuant to its agreement with the Fund (the "Custodian Agreement"), of all cash and/or securities due to or from the Series. The Subadviser shall not have possession or custody of such cash and/or securities or any responsibility or liability with respect to such custody. The Subadviser shall advise the Custodian and confirm in writing to the Fund all investment orders for the Series placed by it with brokers and dealers at the time and in the manner set forth 'in the Custodian Agreement and in Schedule B hereto (as amended from time to time). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadviser. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

6. Allocation of Brokerage. The Subadviser shall have authority and discretion to select brokers and dealers to execute Series transactions initiated by the Subadviser, and to select the markets on or in which the transactions will be executed.

       (a) In placing orders for the sale and purchase of securities for the Series, the Subadviser's primary responsibility shall be to seek the best execution of orders at the most favorable prices. However, this responsibility shall not obligate the Subadviser to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Fund, so long as the Subadviser reasonably believes that the broker or dealer selected by it can be expected to obtain "best execution" on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Subadviser, viewed in terms of either that particular transaction or of the Subadviser's overall responsibilities with respect to its clients, including the Fund, as to which the Subadviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

       (b) Subject to the requirements of paragraph A above, the Adviser shall have the right to require that transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Adviser and the Subadviser, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or that will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct or exclusive benefit to the Fund. In addition, subject to paragraph A above, the applicable Conduct Rules of the National Association of Securities Dealers, Inc. and other applicable law, the Fund shall have the right to request that transactions be executed by brokers and dealers by or through whom sales of shares of the Fund are made.

       (c) The Subadviser may effect brokerage transactions for the Series with a broker that is an "affiliated person" (as defined in the Act) of the Fund, provided that such transactions are executed in accordance with procedures adopted to Rule 17 e- I of the Investment Company Act.

7. Fees for Services. The compensation of the Subadviser for its services under this Agreement shall be calculated and paid by the Adviser in accordance with the attached

       Schedule C. Pursuant to the Investment Advisory Agreement between the Fund and the Adviser, the Adviser is solely responsible for the payment of fees to the Subadviser.

8. Limitation of Liability. The Subadviser shall not be liable for any action taken, omitted or suffered to be taken by it in its best professional judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with specific directions or instructions from the Fund, provided, however, that such acts or omissions shall not have constituted a breach of the investment objectives, policies and restrictions applicable to the Fund and that such acts or omissions shall not have resulted from the Subadviser's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Subadviser in its actions under this Agreement or a breach of its duty or of its obligations hereunder (provided, however, that the foregoing shall not be construed to protect the Subadviser from liability under the Act, other federal or state securities laws or common law).

9. Confidentiality. Subject to the duty of the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Series and the actions of the Subadviser and the Fund in respect thereof.

10. Assignment. This Agreement shall terminate automatically in the event of its assignment, as that term is defined in Section 2(a)(4) of the Act. The Subadviser shall notify the Adviser in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Adviser to consider whether an assignment as defined in Section 2(a)(4) of the Act will occur and to take the steps it deems necessary.

11. Representations, Warranties and Agreements of the Subadviser. The Subadviser represents, warrants and agrees that:

       (a) It is registered as an "investment adviser" under the Investment Advisers Act of 1940 "Advisers Act").

       (b) It will maintain, keep current and preserve on behalf of the Fund, in the manner required or permitted by the Act and the Rules thereunder, the records identified in Schedule D (as amended from time to time). The Subadviser agrees that such records are the property of the Fund and will be surrendered to the Fund or to the Adviser as agent of the Fund promptly upon request of either.

       (c) It has a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Adviser with a copy of the code of ethics and evidence of its adoption. Subadviser acknowledges receipt of the written code of ethics adopted by and on behalf of the Fund (the "Code of Ethics"). Within 10 days of the end of each calendar quarter while this Agreement is in effect, a duly authorized compliance officer of the Subadviser shall certify to the Fund and to the Adviser that the Subadviser has complied with the requirements of Rule 17j-1 during the previous calendar quarter and that there has been no violation of its code of ethics, or the Code of Ethics, or if such a violation has occurred, that appropriate action was taken in response to such violation. The Subadviser shall permit the Fund and Adviser to examine the reports required to be made by the Subadviser under Rule 17j-l(c)(1) and this subparagraph.

       (d) Reference is hereby made to the Declaration of Trust dated, February 18, 1986, establishing the Fund, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter so filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law. The name Phoenix Edge Series Fund refers to the Trustees under said Declaration of Trust, as Trustees and not personally, and no Trustee, shareholder, officer, agent or employee of the Fund shall be held to any personal liability in connection with the affairs of the Fund; only the Fund estate under said Declaration of Trust is liable. Without limiting the generality of the foregoing, neither the Subadviser nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, Trustee, officer, agent or employee of the Fund or of any successor of the Fund, whether such liability now exists or is hereafter incurred for claims against the Fund estate.

12. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadviser and the Adviser, which amendment, other than amendments to Schedules B and D, is subject to the approval of the Trustees and the Shareholders of the Fund as and to the extent required by the Act.

13. Effective Date; Term. This Agreement shall become effective obn May 24, 2000. Unless terminated as hereinafter provided, this Agreement shall remain in full force and effect for two (2) years following the effective date hereof and thereafter only so long as its continuance has been specifically approved at least annually by the Trustees in accordance with Section 15(a) of the Act, and by the majority vote of the disinterested Trustees in accordance with the requirements of Section 15(c) thereof.

14. Termination. This Agreement may be terminated by either party, without penalty, immediately upon written notice to the other party in the event of a breach of any provision thereof by the party so notified, or otherwise, upon sixty (60) days' written notice to the other party, but any such termination shall not affect the status, obligations or liabilities of either party hereto to the other party.

15. Applicable Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts.

16. Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals as of this 28th day of September, 2001.
                                        PHOENIX INVESTMENT COUNSEL, INC.



                                        By:   /s/ Michael E. Haylon
                                              ----------------------------------
                                              Michael E. Haylon
                                              President


ACCEPTED:

ROGER ENGEMANN & ASSOCIATES



By:   /s/ J. Roger Engemann
      -----------------------------------
      J. Roger Engemann
      Title: President

SCHEDULES:        A.    Subadviser Functions
                  B.    Operational Procedures
                  C.    Fee Schedule
                  D.    Record Keeping Requirements

                                   SCHEDULE A
                                   ----------

                              SUBADVISER FUNCTIONS

       With respect to managing the investment and reinvestment of the Series assets, the Subadviser shall provide, at its own expense:

       (a) An investment program for the Series consistent with its investment objectives based upon the development, review and adjustment of buy/sell strategies approved from time to time by the Board of Trustees and Adviser;

       (b) Implementation of the investment program for the Series based upon the foregoing criteria;

       (c) Quarterly reports, in form and substance acceptable to the Adviser, with respect to: i) compliance with the Code of Ethics and the Subadviser's code of ethics; ii) compliance with procedures adopted from time to time by the Trustees of the Fund relative to securities eligible for resale under Rule 144A under the Securities Act of 1933, as amended;
       iii) diversification of Series assets in accordance with the then prevailing prospectus and statement of additional information pertaining to the Fund and governing laws; iv) compliance with governing restrictions relating to the fair valuation of securities for which market quotations are not readily available or considered "illiquid" for the purposes of complying with the Series limitation on acquisition of illiquid securities; v) any and all other reports reasonably requested in accordance with or described in this Agreement; and, vi) the implementation of the Series's investment program, including, without limitation, analysis of Series performance;

       (d) Attendance by appropriate representatives of the Subadviser at meetings requested by the Adviser or Trustees at such time(s) and location(s) as reasonably requested by the Adviser or Trustees; and

       (e) Participation, overall assistance and support in marketing the Series, including, without limitation, meetings with pension Series representatives, broker/dealers who have a sales agreement with Phoenix Equity Planning Corporation, and other parties requested by the Adviser.

                                   SCHEDULE B
                                   ----------

                             OPERATIONAL PROCEDURES

In order to minimize operational problems, it will be necessary for a flow of information to be supplied to State Street Bank and Trust Company. (the "Custodian"), the custodian for the Fund.

The Subadviser must furnish the Custodian with daily information as to executed trades, or, if no trades are executed, with a report to that effect, no later than 5 p.m. (Eastern Standard time) on the day of the trade (confirmation received from broker). The necessary information can be sent via facsimile machine to the Custodian. Information provided to the Custodian shall include the following:

      1.      Purchase or sale;
      2.      Security Name
      3.      CUSIP number (if applicable)
      4.      Number of shares and sales price per share;
      5.      Executing broker;
      6.      Settlement agent;
      7.      Trade date;
      8.      Settlement date;
      9.      Aggregate commission or if a net trade;
      10.     Interest purchased or sold from interest bearing security;
      11.     Other fees;
      12.     Net proceeds of the transaction;
      13.     Exchange where trade was executed; and
      14.     Identified tax lot (if applicable).

When opening accounts with brokers for, and in the name of, the Fund, the account must be a cash account. No margin accounts are to be maintained in the name of the Fund. Delivery instructions are as specified by the Custodian. The Custodian will supply the Subadviser daily with a cash availability report. This will normally be done by telex so that the Subadviser will know the amount available for investment purposes.

                                   SCHEDULE C
                                   ----------

                                 SUBADVISORY FEE

       For services provided to the Fund pursuant to paragraph 3 hereof, the Adviser will pay to the Subadviser, on or before the 10th day of each month, a fee, payable in arrears, at the annual rate of 0.45% of the average daily net assets of the Phoenix-Engemann Small & Mid-Cap Growth Series. The fees shall be prorated for any month during which this agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadviser, the net asset value of the Fund and each Series shall be valued as set forth in the then current registration statement of the Fund.

                                   SCHEDULE D
                                   ----------

                   RECORDS TO BE MAINTAINED BY THE SUBADVISER

1. (Rule 3 1 a- I (b)(5)) A record of each brokerage order, and all other purchases and sales, given by the Subadviser on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

       A.     The name of the broker;
       B. The terms and conditions of the order and of any modifications or cancellations thereof;
       C.     The time of entry or cancellation;
       D.     The price at which executed;
       E.     The time of receipt of a report of execution; and
       F.     The name of the person who placed the order on behalf of the Fund.

2. (Rule 3 1 a- I (b)(9)) A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of Fund securities to named broker or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

       A.     Shall include the consideration given to:

              (i)   The sale of shares of the Fund by brokers or dealers.
              (ii) The supplying of services or benefits by brokers or dealers to:
                    (a)    The Fund,
                    (b)   The Adviser (Phoenix Investment Counsel, Inc.)
                    (c)   The Subadviser, and
                    (d)   Any person other than the foregoing.
              (iii) Any other consideration other than the technical
                    qualifications of the brokers and dealers as such.

       B.     Shall show the nature of the services or benefits made available.

       C. Shall describe 'in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

       D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (Rule 3la-(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of series securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of series securities and such other information as is appropriate to support the authorization*

4. (Rule 3la-l(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under
       Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Subadviser's transactions for the Fund.










------------------------------
* Such information might include: current financial information, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or subadviser review.